Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Appoints George Abercrombie to Its Board of Directors

RESEARCH TRIANGLE PARK, N.C. (September 20, 2011) — Tranzyme Pharma (NASDAQ: TZYM), today announced the appointment of George B. Abercrombie, R.Ph., M.B.A. to its Board of Directors and to serve on its Nominating and Corporate Governance Committee.

Mr. Abercrombie brings more than 30 years of pharmaceutical experience to Tranzyme Pharma’s Board of Directors.  He served as President and Chief Executive Officer at Hoffmann-La Roche Inc. from 2001-2009 where he was responsible for leading the North American Pharmaceuticals Operations. He also served as a member of the Roche Pharmaceutical Executive Committee, which was responsible for developing and implementing global strategy for the Pharmaceuticals Division. Before joining Roche, Mr. Abercrombie was Senior Vice President of U.S. commercial operations at Glaxo Wellcome. He joined Glaxo as Vice President and General Manager of the Glaxo Pharmaceuticals Division in 1993 following 10 years at Merck, where he held a broad range of positions in sales, marketing, executive sales management and business development.

Mr. Abercrombie currently serves as Chairman of the Board of Brickell Biotech, and was a Director on the Boards of Inspire Pharmaceuticals (recently acquired by Merck) and Ziopharm Oncology.  Mr. Abercrombie received a bachelor’s degree in pharmacy from the University of North Carolina at Chapel Hill, and earned an M.B.A. from Harvard University.

“We are delighted to welcome George to Tranzyme. His proven industry experience in pharmaceutical product development and commercial operations will be a tremendous asset to our Board and management team as we advance our two late-stage product candidates and transition toward commercial-stage operations,” said Vipin Garg, Ph.D., Tranzyme’s President and CEO.

“On behalf of the Board of Directors, I would like to thank our outgoing director, Brenda Gavin, for her past service and for her valuable contributions to Tranzyme’s growth and achievements,” added Dr. Garg.

About Tranzyme Pharma

Tranzyme Pharma is a late-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 20 percent of adults worldwide are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, currently there are a limited number of safe and effective treatment options. Tranzyme is developing an intravenous drug, ulimorelin, for patients in acute (hospital-based) settings, as well as an oral drug (TZP-102) for chronic conditions. Ulimorelin is currently in Phase 3 clinical trials and TZP-102 is entering Phase 2b.

Together these product candidates target a significant underserved market. By leveraging its proprietary drug discovery technology, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Further information about Tranzyme Pharma can be found on the Company’s web site at www.tranzyme.com.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 (Registration No. 333-170749), which was declared effective by the Securities and Exchange Commission on April 1, 2011, and subsequent filings with the SEC.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Inquiries:

Susan Sharpe

Corporate Communications Manager

(919) 313-4761

ssharpe@tranzyme.com

Investor Inquiries:

David Carey

Lazar Partners, Ltd.

(212) 867-1768

dcarey@lazarpartners.com